Exhibit 3.3

AMENDED AND RESTATED BYLAWS

OF

ATMOS ENERGY CORPORATION

(as of February 4, 2026)

ARTICLE I

OFFICES

1.01 Registered Office. The registered office in the State of Texas shall be located in the City of Dallas, County of Dallas, State of Texas. The registered office in the Commonwealth of Virginia shall be located in the City of Richmond, Commonwealth of Virginia.

1.02 Other Offices. The corporation also may have offices at such other places both within and without the State of Texas or the Commonwealth of Virginia as the Board of Directors may from time to time determine or as the business of the corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

2.01 Place of Meetings. All meetings of shareholders for the election of directors or for any other proper purposes shall be held at such place, if any, within or without the State of Texas or the Commonwealth of Virginia as the Board of Directors may from time to time designate, as stated in the notice of such meeting or a duly executed waiver of notice thereof. If authorized by the Board of Directors, and subject to any guidelines and procedures adopted by the Board of Directors, shareholders not physically present at a shareholders’ meeting may participate in the meeting by means of remote communication and may be considered present in person and may vote at the meeting, whether held at a designated place or solely by means of remote communication, subject to the conditions imposed by applicable law and the Board of Directors.

2.02 Annual Meeting. An annual meeting of shareholders shall be held at such place (or may not be held at any place, but may instead be held solely by means of remote communication if so decided by the Board of Directors or as may otherwise be set in the notice of the meeting, in its sole discretion), on such date and at such time as the Board of Directors shall determine by resolution. At such meeting the shareholders entitled to vote thereat shall elect a Board of Directors and may transact such other business as may properly be brought before the meeting. The Board of Directors may postpone, reschedule or cancel (to the extent permitted under applicable law) any annual meeting of shareholders previously scheduled by the Board of Directors, before or after the notice for such meeting has been sent to the shareholders.

2.03 Special Meetings. Special meetings of shareholders may be called by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President, or as otherwise provided in the Certificate of Formation, the Texas Business Organizations Code or the Virginia Stock Corporation Act. All references in these Bylaws to the “Certificate of Formation” are intended to refer to both the Articles of Incorporation, as amended, of the corporation filed with the Virginia State Corporation Commission and the Certificate of Formation of the corporation filed with the Texas Secretary of State. A special meeting of shareholders shall be held at such place (or may not be held at any place, but may instead be held solely by means of remote communication if so decided by the Board of Directors or as may otherwise be set in the notice of the meeting, in its sole discretion), on such date and at such time as the Board of Directors shall determine by resolution, for the purpose set forth in the corporation’s notice of meeting. The Board of Directors may cancel (to the extent permitted under applicable law), postpone or reschedule any special meeting of shareholders previously scheduled by the Board of Directors, before or after the notice for such meeting has been sent to the shareholders.

2.04 Notice of Annual or of Special Meeting. Written or printed notice stating the place, if any, day and hour of the meeting, the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting. Notwithstanding the foregoing, notice of a Shareholder meeting regarding a fundamental business transaction (as defined by the Texas Business Organizations Code) must be given to each shareholder of the corporation not later than twenty-one (21) days prior to the meeting, regardless of the shareholder’s right to vote on the matter. Notice of such action shall comply with any other requirements set by the Texas Business Organizations Code and the Virginia Stock Corporation Act. Notice may be given either personally or by mail, by or at the direction of the Chairman of the Board, the Chief Executive Officer, President, Secretary, or the officer or person calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

2.05 Notice of Shareholder Business and Nominations. At any annual meeting, only such business shall be conducted as shall have been brought before the annual meeting (i) pursuant to the corporation’s notice of meeting (or any supplement thereto); (ii) by or at the direction of the Board of Directors; or (iii) by any shareholder of the corporation who is a shareholder of record at the time the notice provided for in this Section 2.05 is delivered to the Secretary of the corporation, who is entitled to vote at the annual meeting and who complies with the procedures set forth in this Section 2.05 (a “Shareholder Proposal Notice”). The foregoing clause (iii) shall be the exclusive means for a shareholder to make nominations or propose other business at an annual meeting of shareholders (other than a proposal included in the corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of the foregoing paragraph, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation and, in the case of business other than nominations, such business must be a proper subject for shareholder action. To be timely, each Shareholder Proposal Notice must be delivered or mailed by first class United States mail, postage prepaid, to and received by, the Secretary of the corporation, at the principal executive offices of the corporation, not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred and twentieth (120th) day prior to the first anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date or if no annual meeting was held in the preceding year, any Shareholder Proposal Notice to be timely must be so delivered not earlier than the close of business on the one hundred and twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first public announcement (as defined below) of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall an adjournment, recess or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Shareholder Proposal Notice. A Shareholder Proposal Notice given in accordance with this Section 2.05 must contain only the names of the nominees for whom such shareholder (or beneficial owner, if any) intends to solicit proxies; provided that, in the event a Shareholder Proposal Notice includes one or more substitute nominees, such shareholder must provide timely notice of such substitute nominee(s) in accordance with the provisions of Section 3.04 and this Section 2.05 (including, without limitation, satisfaction of all applicable informational requirements set forth therein) and a shareholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these Bylaws. The number of nominees a shareholder may nominate for election at the annual meeting (or in the case of a shareholder giving the notice on behalf of a beneficial owner, the number of nominees a shareholder may nominate for election at the annual meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. This Section 2.05 shall not apply to a proposal proposed to be made by a shareholder if the shareholder has notified the corporation of his or her intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such meeting.

Each Shareholder Proposal Notice shall set forth: (a) as to any business other than nominations that the shareholder proposes to bring before the meeting, a description of each item of business proposed to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such shareholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the proposal is made; (b) as to each person whom the shareholder proposes to nominate for election or re-election as a director: (1) a written statement, not to exceed five hundred (500) words, in support of such person; (2) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act; and (3) the information regarding nominees required to be submitted pursuant to Section 3.04 below, including all completed and signed questionnaires described in Section 3.04 within the time period specified therein; (c) as to the shareholder giving the Shareholder Proposal Notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or the other business is proposed, as to such beneficial owner, and if such shareholder or beneficial owner is an entity, as to each individual who is a director, executive officer, general partner or managing member of such entity or of any other entity that has or shares control of such entity (any such individual or entity, a “Related Person”): (1) the name and address of the shareholder proposing to bring such item of business before the meeting and the name and address of such beneficial owner, if any, on whose behalf such item of business is proposed; (2) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such shareholder, beneficial owner, if any, and by any Related Person as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such

Shareholder Proposal Notice; (3) a representation that the shareholder (or a qualified representative of the shareholder) intends to appear at the meeting to make such nomination or propose such business; (4) a description of (x) any plans or proposals which such shareholder, beneficial owner, if any, or Related Person may have with respect to securities of the corporation that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D and (y) any agreement, arrangement or understanding with respect to the nomination or other business between or among such shareholder, beneficial owner, if any, or Related Person and any other person, including, without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D, which description shall include, in addition to all other information described in this clause (4), information identifying all parties thereto (in the case of either clause (x) or (y), regardless of whether the requirement to file a Schedule 13D is applicable); (5) a description (which description shall include, in addition to all other information described in this clause (5), information identifying all parties thereto) of any agreement, arrangement or understanding (including, without limitation, any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement or short positions, profit interests, hedging or pledging transactions, voting rights, dividend rights, and/or borrowed or loaned shares), whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of stock, that has been entered into as of the date of the Shareholder Proposal Notice by, or on behalf of, such shareholder, beneficial owner, if any, or Related Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the corporation’s stock or maintain, increase or decrease the voting power of the shareholder, beneficial owner, if any, or Related Person with respect to securities of the corporation; (6) a representation as to whether the shareholder, beneficial owner, if any, Related Person or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation with respect to such nomination or proposal and, if so, whether such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) of the Exchange Act, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation and (x) in the case of a proposal of business other than nominations, whether such person or group intends to deliver a proxy statement and form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal or (y) in the case of any solicitation that is subject to Rule 14a-19 of the Exchange Act, confirming that such person or group will engage in such solicitation in accordance with Rule 14a-19 under the Exchange Act; (7) a representation that promptly after soliciting the shareholders referred to in the representation required under the immediately preceding clause (6) of this Section 2.05, and no later than the tenth (10th) day before such meeting of shareholders, such shareholder or beneficial owner will provide the corporation with documents, which may take the form of a certified statement and documentation from a proxy solicitor, specifically demonstrating that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of the corporation’s stock (including, as applicable, the percentage required under Rule 14a-19 under the Exchange Act); and (8) all other information which would be required to be included in a proxy statement filed with the Securities and Exchange Commission if, with respect to any such item of business, such shareholder were a participant in a solicitation subject to Section 14 of the Exchange Act.

Any shareholder providing the Shareholder Proposal Notice required by this Section 2.05 shall update such notice, and any other information provided to the corporation, in writing, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the close of business on the record date for determining the shareholders entitled to notice of the meeting and (ii) the close of business on the tenth (10th) business day prior to the meeting or any adjournment, postponement or rescheduling thereof. In the case of an update pursuant to clause (i) of the foregoing sentence, such update shall be delivered to the Secretary at the principal executive offices of the corporation not later than five (5) business days after the later of the record date for determining the shareholders entitled to notice of the meeting or the public announcement of such record date, and in the case of an update pursuant to clause (ii) of the foregoing sentence, such update and supplement shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation not later than five (5) business days prior to the date for the meeting and, if practicable, any adjournment, postponement or rescheduling thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned, postponed or rescheduled).

The chairman of the meeting or any other person designated by the Board of Directors shall determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.05 (including whether a shareholder or beneficial owner provided all information and complied with all representations required under Section 3.04 or this Section 2.05 or complied with the requirements of Rule 14a-19 under the Exchange Act). If any proposed nomination or other business is not in compliance with this Section 2.05, including due to a failure to comply with the requirements of Rule 14a-19 under the Exchange Act, then except as otherwise required by law, the chairman of the meeting shall declare that such nomination shall be disregarded or such other business shall not be transacted, notwithstanding that votes and proxies in respect of any such nomination or other business have been received by the corporation. In furtherance and not by way of limitation of the foregoing provisions of this Section 2.05, unless otherwise required by law, or otherwise determined by the chairman of the meeting or any other person designated by the Board of Directors, (i) if the shareholder does not provide the information required under Section 3.04 or this Section 2.05 to the corporation within the time frames specified in these Bylaws or (B) if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the corporation to present a nomination or other business, any such nomination shall be disregarded or such other business shall not be transacted, notwithstanding that votes and proxies in respect of any such nomination or other business may have been received by the corporation. Notwithstanding any other provision of these Bylaws, a shareholder, beneficial owner, if any, or any Related Person shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.05; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or other business to be considered pursuant to this Section 2.05.

For purposes of this Section 2.05, (i) to be considered a “qualified representative” of a shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or authorized by a writing executed by such shareholder (or a reliable reproduction of the writing) delivered to the corporation prior to the making of such nomination or proposal at such meeting (and in any event not fewer than five (5) business days before the meeting) stating that such person is authorized to act for such shareholder as proxy at the meeting of shareholders; (ii) the “close of business” shall mean 5:00 p.m. local time at the principal executive offices of the corporation on any calendar day, whether or not the day is a business day; and (iii) a “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

2.06 Business at Special Meeting. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice thereof. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation’s notice of meeting: (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that one or more directors are to be elected at such meeting, by any shareholder of the corporation who is a shareholder of record at the time the notice provided for in this Section 2.06 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and upon such election and who delivers notice thereof in writing setting forth the information required by Section 2.05 above and provides the additional information required by Section 3.04 below. In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the notice required by this Section 2.06 shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation not earlier than the close of business on the one hundred and twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the date on which public announcement of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made by the corporation. A shareholder’s notice given in accordance with this Section 2.06 must contain only the names of the nominees for whom such shareholder (or beneficial owner, if any) intends to solicit proxies; provided that, in the event a shareholder’s notice includes one or more substitute nominees, such shareholder must provide timely notice of such substitute nominee(s) in accordance with the provisions of this Section 2.06 (including, without limitation, satisfaction of all applicable informational requirements set forth therein) and a shareholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these Bylaws. The number of nominees a shareholder may nominate for election at the special meeting (or in the case of a shareholder giving the notice on behalf of a beneficial owner, the number of nominees a shareholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In no event shall an adjournment, recess or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

2.07 Quorum of Shareholders; Adjournment. Unless otherwise provided in the Certificate of Formation, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If, however, a quorum shall not be present or represented at any meeting of the shareholders, either (i) the chairman of the meeting or (ii) a majority of the votes cast at the meeting by shareholders present in person or represented by proxy may adjourn the meeting from time to time, without further notice if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken. Additionally, the chairman of the meeting, at his or her discretion, may adjourn the meeting from time to time, whether or not there is a quorum, and may determine the date, time, and place, if any, and by the same or other means of remote communication, if any, that a meeting so adjourned is to reconvene. If the date of the adjourned meeting is at least one hundred twenty (120) days after the date of the original meeting, notice of such adjourned meeting must be provided to shareholders as of the new record date. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

2.08 Act of Shareholders’ Meeting. With respect to any matter, other than a matter for which the affirmative vote of the holders of a specified portion of the shares may be required by the Texas Business Organizations Code or the Virginia Stock Corporation Act, at each meeting of shareholders at which a quorum is present, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the vote of a greater number is required by law, the rules or regulations of any stock exchange applicable to the corporation or the Certificate of Formation and except that the election of directors shall be governed by Article III, Section 3.03 of these Bylaws.

2.09 Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent the voting rights of the shares of any class are limited or denied by the Certificate of Formation or are otherwise provided by law. Cumulative voting in the election of directors or otherwise is expressly prohibited by the Certificate of Formation. At each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him or her for as many persons as there are directors to be elected and for whose election he or she has the right to vote.

2.10 Proxies. At any meeting of the shareholders, each shareholder having the right to vote shall be entitled to vote either in person or by proxy executed in writing by the shareholder or by his or her duly authorized attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated by the chairman of the meeting or in the order of business for so delivering such proxies. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Unless required by statute or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting or by such shareholder’s proxy, if there be such proxy.

Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the Board of Directors.

2.11 Voting List. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, not later than the eleventh (11th) day before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each shareholder. Such list shall be kept on file at the registered office of the corporation and shall be subject to the inspection by any shareholder at any time during usual business hours as required by the Texas Business Organizations Code and the Virginia Stock Corporation Act. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any such meeting of shareholders.

2.12 Conduct of Meetings. The Chairman of the Board shall preside over all meetings of the shareholders. If he or she is not present at a meeting, or if there is no person serving in that office, the Chief Executive Officer shall preside at such meeting. If the Chairman of the Board and the Chief Executive Officer are not present at a meeting, or if there are no persons serving in those offices, the President shall preside at such meeting, or, if he or she is not present, a chairman shall be elected at such meeting. The Secretary shall act as secretary of each meeting. If he or she is not present at a meeting, the chairman shall appoint a secretary for such meeting.

2.13 Order of Business. The order of business of each meeting of the shareholders of the corporation shall be determined by the chairman of the meeting. The Board of Directors may adopt such rules, regulations and procedures for the conduct of any meeting of shareholders that it deems appropriate. Except to the extent inconsistent with such rules, regulations and procedures adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of an agenda or order of business, the dismissal of business not properly presented, the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

2.14 Action by Written Consent without a Meeting. Any action required or permitted by law, the Certificate of Formation or these Bylaws to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of shareholders.

ARTICLE III

BOARD OF DIRECTORS

3.01 Powers. The business and affairs of the corporation shall be managed under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law, the Certificate of Formation or these Bylaws directed or required to be exercised and done by the shareholders.

3.02 Number of Directors. The number of directors of the corporation constituting the Board of Directors shall be not less than seven (7) or more than thirteen (13). The number of directors shall be determined in accordance with these Bylaws by resolution of the Board of Directors or of the shareholders, but no decrease shall have the effect of shortening the term of any incumbent director. Any change in the range for the size of the Board of Directors or a change from a variable-range to a fixed size Board or vice versa may be effected by an amendment to these Bylaws or following shareholder approval.

3.03 Election and Term. All directors elected at each annual meeting of the shareholders shall be elected for a one-year term expiring at the next annual meeting of shareholders. Directors shall be elected by a majority of the votes cast by the holders of the shares of common stock entitled to vote in the election of directors and represented in person or by proxy at a meeting of shareholders at which a quorum is present; provided that, in a contested election of directors where the number of nominees exceed the number of directors to be elected, the directors shall be elected by a plurality of the votes cast by the holders of the shares of common stock entitled to vote in the election of directors and represented in person or by proxy at a meeting of shareholders at which a quorum is present. If the number of directors is changed, in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office from the date of his or her election until the next annual meeting of the shareholders and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office of such director.

3.04 Information Regarding Director Nominees. As to each person whom a shareholder proposes to nominate for election or reelection as a director of the corporation pursuant to Section 2.05 above, the shareholder must deliver to the Secretary at the principal executive offices of the corporation the following information: (i) a written representation and agreement, which shall be signed by the person proposed to be nominated and pursuant to which such person shall represent and agree that such person: (a) consents to being named as a nominee in a proxy statement and form of proxy relating to the meeting at which directors are to be elected and to serving as a director if elected, and currently intends to serve as a director for the full term for which such person is standing for election; (b) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity: (1) as to how the person, if elected as a director, will act or vote on any issue or question, except as disclosed in such representation and agreement; or (2) that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law; (c) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee, except as disclosed in such representation and agreement; and (d) would be in compliance, if elected as a director, and will comply with all of the corporation’s corporate governance policies and guidelines related to conflict of interest, confidentiality, stock ownership and trading policies and guidelines, and any other policies and guidelines applicable to directors (which shall be provided by the Secretary of the corporation within five (5) business days following a request therefor); and (ii) all completed and signed questionnaires in the forms required by the corporation (which shall be provided by the Secretary of the corporation within five (5) business days following a request therefor) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and the background of any other person or entity on whose behalf the nomination is being made (such completed and signed questionnaires to be provided to the corporation at the same time as the Shareholder Proposal Notice submitted pursuant to Section 2.05 above).

A nominee for election or re-election as a director of the corporation shall, upon request by the corporation, promptly, but in any event within five (5) business days after such request, provide to the corporation such other information as it may reasonably request, including such information reasonably necessary for the corporation to determine whether a nominee will satisfy any qualifications or requirements imposed by the Certificate of Formation or these Bylaws, any law, rule, regulation or listing standard that may be applicable to the corporation, or relevant to a determination whether such person can be considered an independent director. All information provided pursuant to this Section 3.04 shall be deemed part of the Shareholder Proposal Notice submitted pursuant to Section 2.05. Notwithstanding the foregoing, if any information or communication submitted pursuant to this Section 3.04 is inaccurate or incomplete in any material respect (as determined by the Board of Directors) such information shall be deemed not to have been provided in accordance with this Section 3.04.

3.05 Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors. The term of office of a director elected to fill a vacancy shall continue only until the next annual meeting of the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or special meeting of shareholders called for that purpose or may be filled by the Board of Directors for a term of office continuing only until the next annual meeting of the shareholders; provided, however, that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

3.06 Resignation and Removal. Any director may resign at any time upon giving written notice to the Secretary of the corporation. No director shall be removed during his or her term of office except for cause and by the affirmative vote of the holders of seventy-five percent (75%) of the shares then entitled to vote at an election of directors. A director may be removed by the shareholders only at a special meeting called for the purpose of removing him or her. The notice for such a meeting shall state that the purpose, or one of the purposes of the meeting, is the removal of the director.

3.07 Compensation of Directors. As specifically prescribed from time to time by resolution of the Board of Directors, the directors of the corporation may be paid their expenses of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary in their capacity as directors. This provision shall not preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

MEETINGS OF THE BOARD

4.01 Regular Meeting. Regular meetings of the Board of Directors may be held with or without notice at such time and at such place either within or without the State of Texas or the Commonwealth of Virginia as from time to time shall be prescribed by resolution of the Board of Directors.

4.02 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer or the President, and shall be called by the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Secretary on the written request of two directors. Written notice of special meetings of the Board of Directors shall be given to each director at least twenty-four (24) hours before the time of the meeting.

4.03 Business at Regular or Special Meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

4.04 Quorum of Directors. A majority of the Board of Directors shall constitute a quorum for the transaction of business, unless a greater number is required by law or the Certificate of Formation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement of the meeting, until a quorum shall be present.

4.05 Act of Directors’ Meeting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by law, the Certificate of Formation, or these Bylaws.

4.06 Action by Written Consent without a Meeting. Any action required or permitted by law, the Certificate of Formation or these Bylaws to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all members of the Board of Directors or committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at such meeting. Action by written consent is effective when the last director signs the consent unless the consent specifies a different effective date, in which event the action taken is effective as of the date specified therein, provided the consent states the date of execution of each director.

ARTICLE V

COMMITTEES

The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which shall be comprised of two or more members and, to the extent provided in such resolution or in the Certificate of Formation or in these Bylaws, shall have and may exercise all of the authority of the Board of Directors, except that no such committee shall have the authority of the Board of Directors (other than such authority as is authorized under the Texas Business Organizations Code and/or the Virginia Stock Corporation Act) in reference to, (i) amending the Certificate of Formation, (ii) proposing to the shareholders a reduction in the stated capital of the corporation, (iii) approving a plan of merger, share exchange or conversion of the corporation, (iv) recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, (v) recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, (vi) amending, altering, or repealing the Bylaws of the corporation or adopting new Bylaws for the corporation, (vii) filling vacancies in the Board of Directors or filling vacancies in or designating alternate members of any committee, (viii) filling any directorship to be filled by reason of an increase in the number of directors, (ix) electing or removing officers, members of the Board of Directors or members of any committee, (x) fixing the compensation of any member of a committee, (xi) altering or repealing any resolution of the Board of Directors which by its terms provides that it shall not be so amendable or repealable or (xii) approving, authorizing or recommending to shareholders any other action that the Texas Business Organizations Code or the Virginia Stock Corporation Act requires to be approved by shareholders, (xiii) declaring a dividend, authorize or approve any other type of distribution to shareholders, or (xiv) authorizing the issuance, sale or contract for sale of shares of the corporation or determining the designation and rights, preferences, and limitations of a class or series of shares. The Board of Directors shall fill vacancies in the membership of each committee. Each committee shall keep regular minutes of its proceedings and report the same to the Board when required. The designation of each such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it, him or her by law.

ARTICLE VI

NOTICES

6.01 Methods of Giving Notice. Whenever any notice is required to be given to any shareholder or director under the provisions of any statute, the Certificate of Formation or these Bylaws, it shall be given in writing and delivered personally or mailed to such shareholder or director at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail with sufficient postage thereon prepaid. Notice to directors may also be given by electronic communication, and notice given by such means shall be deemed given at the time it is transmitted by means of electronic communication.

6.02 Waiver of Notice. Whenever any notice is required to be given to any shareholder or director under the provisions of any law, the Certificate of Formation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

6.03 Attendance as Waiver. Attendance of a director at or participation in a meeting shall constitute a waiver of notice such meeting, unless such director at the beginning of the meeting or promptly upon his or her arrival, objects to holding the meeting or to the transaction of any business at such meeting and who does not thereafter vote for or assent to action taken at the meeting. Attendance of a shareholder at a meeting of shareholders shall constitute a waiver of objection to lack of notice or defective notice of such meeting, unless such shareholder at the beginning of the meeting objects to holding the meeting or to transacting business at such meeting.

ARTICLE VII

ACTION WITHOUT A MEETING BY USE OF

CONFERENCE TELEPHONE

OR SIMILAR COMMUNICATIONS EQUIPMENT

Subject to the provisions requiring or permitting notice of meeting, unless otherwise restricted by the Certificate of Formation or these Bylaws, shareholders, members of the Board of Directors or members of any committee designated by such Board may participate in and hold a meeting of such shareholders, Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business, and in the case of a director, who does not thereafter vote for or assent to action taken at the meeting.

ARTICLE VIII

OFFICERS

8.01 Officers. The officers of the corporation shall consist of a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, one or more Division Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries, and one or more Assistant Treasurers. Any two or more offices may be held by the same person.

8.02 Election and Qualification. The officers of the corporation shall be elected by the Board of Directors, each to have such authority, functions or duties as set forth in these Bylaws or as determined by the Board of Directors.

8.03 Other Officers and Agents. In addition to the officers enumerated in Section 8.01 of this Article VIII, the corporation may have such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer described in Section 8.01, the power to appoint and to remove any such subordinate officers, agents or employees. Such subordinate officers, agents and employees shall not be entitled to participate in any employee benefit plans of the corporation or to receive any other types of benefits reserved for officers of the corporation.

8.04 Term, Removal and Vacancies. Each officer of the corporation shall hold office until his or her successor is chosen and qualified or until his or her death, resignation or removal. Any officer may resign at any time upon giving written notice to the corporation which resignation will not affect the corporation’s contract rights, if any, with such officer. Any officer or agent or member of a committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the corporation will be served thereby, but such removal shall be without prejudice to such removed person’s contract rights, if any, with the corporation. Election or appointment of an officer or agent or member of a committee shall not of itself create contract rights. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled by the Board of Directors or the Board of Directors may determine to leave such office vacant.

8.05 Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and the shareholders and shall have such other powers and duties as may from time to time be prescribed by the Board, upon written directions given to him or her pursuant to resolutions duly adopted by the Board.

8.06 Chief Executive Officer. The Chief Executive Officer shall have all of the powers and duties as usually pertain to such position, including any powers and duties granted by these Bylaws to the President of the corporation. If the offices of Chief Executive Officer and President are held by two different persons, the Chief Executive Officer shall have supervisory powers over the President, all other officers of the corporation, and the business activities of the corporation.

8.07 President. The President shall have such powers and duties as usually pertain to such office, except as the same may be modified by the Board of Directors. The President shall have general powers of oversight, supervision and management of the business and affairs of the corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall have the power to do or perform all other acts incident to the office of President or that are authorized or required by law.

8.08 Vice Presidents. Unless otherwise determined by the Board of Directors, one of the Vice Presidents shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. The various Vice Presidents shall perform such other duties and have such other powers as the Board of Directors shall prescribe.

8.09 Division Presidents. The Division Presidents shall oversee the business divisions of the corporation and perform such other duties and have such other powers as the Board of Directors shall prescribe.

8.10 Secretary. The Secretary shall attend all meetings of the Board of Directors and of the shareholders, record all the proceedings of the meetings of the Board of Directors and of the shareholders in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. The Secretary shall keep in safe custody the seal of the corporation, and, when authorized by the Board of Directors, affix the same to any instrument requiring it, and, when so affixed, it shall be attested by his or her signature or by the signature of the Treasurer or an Assistant Secretary.

8.11 Assistant Secretaries. An Assistant Secretary, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

8.12 Treasurer. The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

8.13 Assistant Treasurers. An Assistant Treasurer, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe.

8.14 Officer’s Bond. If required by the Board of Directors, any officer so required shall give the corporation a bond (which shall be renewed as the Board may require) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the corporation, in case of his or her death, resignation, retirement or removal from office, of any and all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the corporation.

ARTICLE IX

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Subject to any limitation which may be contained in the Certificate of Formation, the corporation shall indemnify, to the fullest extent permitted by law, any person who was, is, or is threatened to be made a named defendant or respondent in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding, by reason of the fact that such person is or was a director or officer of the corporation, or, such person who, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including attorney’s fees) actually incurred by such person in connection with such action, suit, or proceeding. In addition to the foregoing, the corporation shall, upon request of any such person described above and to the fullest extent permitted by law, pay or reimburse the reasonable expenses incurred by such person in any action, suit, or proceeding described above in advance of the final disposition of such action, suit, or proceeding. The corporation may purchase and maintain insurance, at its expense, to protect itself and any covered person against any expense, liability, or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability, or loss under this Article IX or the Certificate of Formation.

ARTICLE X

CERTIFICATES FOR SHARES

10.01 Certificates Representing Shares. Unless the Certificate of Formation or these Bylaws provides otherwise, the Board of Directors may provide by resolution the issue of some or all of the shares of any or all of its classes or series with or without certificates, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Unless the Texas Business Organizations Code or the Virginia Stock Corporation Act provides otherwise, there shall be no differences in the rights and obligations of shareholders based on whether or not their shares are represented by certificates. In the event that the Board of Directors authorizes shares with certificates, the corporation shall deliver certificates representing all shares to which shareholders are entitled. Such certificates shall be numbered and shall be entered in the books of the corporation as they are issued, and shall be signed by the Chairman of the Board, the Chief Executive Officer, President or a Vice President, and the Secretary or an Assistant Secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the Chairman of the Board, the Chief Executive Officer, President, or a Vice President, and the Secretary or an Assistant Secretary, upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent or registered by a registrar, which may also be facsimiles, either of which is other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of its issuance. If the corporation is authorized to issue shares of more than one class, each certificate representing shares issued by the corporation (1) shall conspicuously set forth on the face or back of the certificate a full statement of (a) all of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, (b) if the corporation is authorized to issue shares of any preferred or special class in series, the variations in the relative rights and preferences of the shares of each such series to the extent the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series; or (2) shall conspicuously state on the face or back of the certificate that (a) such a statement is set forth in the Certificate of Formation on file in the office of the Secretary of State of Texas and the State Corporation Commission of Virginia and (b) the corporation will furnish a copy of such statement to the record holder of the certificate without charge on written request to the corporation at its principal place of business or registered office. If the corporation has by its Certificate of Formation limited or denied the preemptive right of shareholders to acquire unissued or treasury shares of the corporation, each certificate representing shares issued by such corporation (1) shall conspicuously set forth on the face or back of the certificate a full statement of the limitation or denial of preemptive rights contained in the Certificate of Formation, or (2) shall conspicuously state on the face or back of the certificate that (a) such a statement is set forth in the Certificate of Formation on file in the office of the Secretary of State of Texas and the State Corporation Commission of Virginia and (b) the corporation will furnish a copy of such statement to the record holder of the certificate without charge on request to the corporation at its principal place of business or registered office. Each certificate representing shares shall state upon the face thereof that the corporation is organized under the laws of the State of Texas and the Commonwealth of Virginia, the name of the person to whom issued, the number and class of shares and the designation of the series, if any, which such certificate represents and the par value of each share represented by such certificate or a statement that the shares are without par value. No certificate shall be issued for any share until the consideration thereof, fixed as provided by law, has been fully paid.

10.02 Restrictions on Transfer of Shares. If any restriction on the transfer, or registration of the transfer, of shares shall be imposed or agreed to by the corporation, as permitted by law, the Certificate of Formation or these Bylaws, each certificate representing shares so restricted (1) shall conspicuously set forth a full or summary statement of the restrictions on the face of the certificate, or (2) shall set forth such statement on the back of the certificate and conspicuously refer to the same on the face of the certificate, or (3) shall conspicuously state on the face or back of the certificate that such restrictions exist pursuant to a specified document and (a) that the corporation will furnish to the record holder of the certificate without charge upon written request to the corporation at its principal place of business or registered office a copy of the specified document, or (b) if such document is one required or permitted to be and has been filed under applicable law, that such specified document is on file in the Office of the Secretary of State of Texas or the State Corporation Commission of Virginia and contains a full statement of such restrictions. Unless such document was on file in the Office of the Secretary of State of Texas or the State Corporation Commission of Virginia at the time of the request, as required by applicable law, if the corporation fails within a reasonable time to furnish the record holder of a certificate, upon such request and without charge, a copy of the specified document, the corporation shall not be permitted thereafter to enforce its rights under the restrictions imposed on the shares represented by such certificate. Any restriction on the transfer, or registration of transfer, of shares of the corporation, if reasonable and noted conspicuously on the certificates representing such shares, may be enforced against the holder of the restricted shares or any successor or transferee of the holder, including an executor, administrator, trustee, guardian, or other fiduciary entrusted with like responsibility for the person or estate of the holder. Unless noted conspicuously on the certificates representing such shares, a restriction, even though otherwise enforceable, is ineffective except against a person with actual knowledge of the restriction.

10.03 Transfer of Shares. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

10.04 Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as the Board shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

10.05 Closing of Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting or such longer period as may be required by law. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken, except with respect to a meeting of shareholders at which the shareholders will be asked to act on an amendment of the Certificate of Formation, a plan of merger or share exchange, a proposed sale of all or substantially all of the assets or the dissolution of the corporation, not less than twenty-five (25) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date prior to the day notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, respectively, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 10.05, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired. However, if a meeting is adjourned to a date which is at least one hundred twenty (120) days after the date fixed for the original meeting, the Board of Directors shall fix a new record date and provide notice of such to shareholders.

10.06 Registered Shareholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas and the Commonwealth of Virginia.

ARTICLE XI

GENERAL PROVISIONS

11.01 Dividends. The Board of Directors from time to time may declare, and the corporation may pay, dividends on its outstanding shares in cash, in property, or in its own shares, except if (i) after giving effect to the distribution, the corporation would be insolvent, (ii) the distribution would exceed the surplus of the corporation, (iii) the payment thereof would cause the corporation’s total assets to be less than the sum of its total liabilities based on the application of accounting practices and principles that are reasonable under the circumstances, (iv) the payment thereof would cause the corporation to be unable to pay its debts as they become due in the usual course of business, or (v) the declaration or payment thereof would be contrary to any restrictions contained in the Certificate of Formation. The corporation may make a distribution of its own shares to shareholders, as allowed by applicable law. Such dividends may be declared at any regular or special meeting of the Board, and the declaration and payment thereof shall be subject to all applicable provisions of law, the Certificate of Formation and these Bylaws.

11.02 Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, deem proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall deem conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

11.03 Reports. The Board of Directors shall, when requested by the holders of at least a majority of the outstanding shares of the corporation, present full and clear written reports, not more often than quarterly, of the amount of business and the financial condition of the corporation.

11.04 Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors from time to time may designate.

11.05 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

11.06 Seal. The corporation may have a corporate seal and, if the Board of Directors adopts a corporate seal, the corporate seal shall have inscribed thereon the name of the corporation and may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

11.07 Opt-out of Certain Provisions of Virginia Law. The provisions of Sections 13.1-728.1 through 13.1-728.9, “Control Share Acquisitions”, of the Virginia Stock Corporation Act shall not apply to the corporation or to acquisitions of common stock of the corporation.

11.08 Federal Forum for Securities Claims. Unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in any security of the corporation shall be deemed to have notice of and consented to the provisions of this Section 11.08.

ARTICLE XII

AMENDMENTS

The power to alter, amend, or repeal the Bylaws or adopt new Bylaws, subject to repeal or change by action of the shareholders, is vested in the Board of Directors. Thus, these Bylaws may be altered, amended, or repealed or new Bylaws may be adopted at any regular or special meeting of the Board of Directors by the affirmative vote of a majority of the Board of Directors, subject to repeal or change at any regular or special meeting of shareholders at which a quorum is present or represented by the affirmative vote of seventy-five percent (75%) of the shares entitled to vote at such meeting and present or represented thereat provided notice of the proposed repeal or change is contained in the notice of such meeting of shareholders. The Bylaws may contain any provision for the regulation and management of the affairs of the corporation not inconsistent with applicable law or the Certificate of Formation.

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